UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2015

CHINA JO-JO DRUGSTORES, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1st Floor, Yuzheng Plaza, No. 76, Yuhuangshan Road

Hangzhou, Zhejiang Province

People’s Republic of China 310002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 (571) 88077078

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Equity Award Grants to Directors and Officers

On November 27, 2015, the Compensation Committee of the Board of Directors of China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”), approved the grant of 400,000 shares of restricted stock to its directors and officers under the Company’s 2010 Equity Incentive Plan, as amended, as below: (i) 210,000 shares to Mr. Lei Liu, Chairman and Chief Executive Officer; (ii) 160,000 shares to Ms. Li Qi, a director and the Company’s secretary, (iii) 10,000 shares to Mr. Ming Zhao, Chief Financial Officer; and (iv) 10,000 shares to each of Mr. Genghua Gu and Ms. Zhimin Su, each an independent director (collectively, the “Stock Grants”). All the restricted stock vested immediately.

The Stock Grants were made on the terms of the Company’s Form of Restricted Stock Grant Agreement, as amended and filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
10.1	Form of the Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2015

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Name:	Lei Liu
Title:	Chief Executive Officer